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                                                                    EXHIBIT 3.18
                                    BY-LAWS
                                       OF
                               SICKINGER COMPANY

                             A MICHIGAN CORPORATION

                                       I.

                                    OFFICES

                 The principal office of the Company may be either in the City of Bloomfield Hills, Michigan, or such other place within or without the State as the Board of Directors may determine.

                                      II.

                                      SEAL

                 The Corporate Seal shall have incorporated thereon the name of the Corporation and the word "SEAL".

                                      III.

                             STOCKHOLDERS' MEETINGS

                 Meetings of the stockholders shall be held at such places as the Board of Directors may designate.

                 The Annual Meeting of stockholders shall be held on the fourth Monday in September of each year, if not a legal holiday; if a legal holiday, then on the next business day, at which meeting the stockholders shall elect by a plurality vote the Board of Directors as hereinafter designated, and transact such other business as may properly be brought before the meeting.

                 The holders of the majority of the stock issued and outstanding and entitled to vote thereat present, either in person or by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation or by these By-Laws, or amendments thereof. Less than a quorum may adjourn the meeting from time to time.

                 A written notice of the Annual Meeting shall be mailed to each stockholder of record at least fifteen (15) days before such meeting, at such address as appears on the stock book of the corporation.

                 Special meetings of stockholders may be called by the
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President or Secretary or by a majority of the Board, or at the request of stockholders holding a majority amount of the entire capital stock of the corporation issued and outstanding and entitled to vote, PROVIDED HOWEVER, a special meeting of stockholders may be held at any time, without notice, if all stockholders are present. Such notices shall state specifically the purpose or purposes of the proposed meetings and business transacted at special meetings shall be confined to the specifications stated in the call. Notice of special meetings shall likewise be given fifteen (15) days before such meeting.

                                      IV.

                                   DIRECTORS

                 The property and business of this corporation shall be managed by a Board of three (3) directors. They shall be elected at the Annual Meeting of the stockholders and each Director shall be elected to serve until his successor shall be elected.

                 If the office of any director or officer of the corporation becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining directors, though less than a quorum, shall choose a successor or successors, who shall hold office until the next Annual election and until a successor or successors have been duly elected, unless sooner displaced.

                 In addition to the powers and authority expressly conferred upon the Board of Directors by these by- laws, they shall and may exercise all such powers of the corporation and do all such lawful acts and things as are not restricted by Statute or by the Articles of Incorporation or by these by-laws from doing.

                                       V.

                             MEETINGS OF THE BOARD

                 The Board of Directors shall meet at any time on the call of the President, Vice President or Secretary, on twenty-four hours' notice to each Director, either personally or by mail or by telegram, and may meet at any time when all directors are present, without notice. A Majority of the Board of Directors shall constitute a quorum, except where otherwise specifically provided by Statute or by the Articles of Incorporation or by these by-laws. Regular meetings of the Board of Directors shall convene at the call of the President or Secretary or as the Board may otherwise direct.





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                                      VI.

                                    OFFICERS

                 The Officers of the Corporation shall be chosen by the Directors and shall be President, Vice President, Secretary and Treasurer. Any two offices may be combined except the office of President and Vice President. The officers may appoint such other officers and agents, including an auditor and general legal counsel, as in their judgment shall seem desirable.

                                   PRESIDENT

                 The President, as chief executive officer of the corporation, shall preside at all meetings of stockholders and directors and shall have general and active management of the business of the corporation and see that all orders and resolutions of the Board are carried into effect. He shall execute all instruments requiring the Seal of the corporation, unless otherwise ordered by a resolution of the Board of Directors.

                                 VICE PRESIDENT

                 The Vice President, in the absence of, or disability of the President shall perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors may prescribe.

                                   SECRETARY

                 The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and keep a record of all such meetings in the book to be kept for that purpose, and shall perform like duties for any standing committees, when required. He shall give or cause to be given notice of all meetings of the officers and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors and shall keep in safe custody the Seal of the corporation, and when authorized by the Board affix the same to any instrument requiring it.

                                   TREASURER

                 The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation, in such depositories





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as may be designated by the Board of Directors.

                 All funds of the Corporation shall be disbursed by check, which shall be executed pursuant to any resolution adopted by the Board of Directors. The Treasurer shall take proper vouchers or receipts for such disbursements and shall render reports to the Board of Directors, when required, of all transactions affecting the financial condition of the Company.

                                 OTHER OFFICERS

                 The Board of Directors may elect such other officers as in its opinion are desirable for the conduct of the business of the company.

                      DUTIES OF OFFICERS MAY BE DELEGATED

                 In case of the absence of any officer of the corporation, or for any other reason which the Board may deem sufficient, the Board may delegate for the time being powers and duties of any such officers to any other officer or any other director or to any assistants designated or appointed by the Board by a majority vote of the Board.

                                      VII.

                             CERTIFICATES OF STOCK

                 The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. That it show the holder's name and the number of shares and shall be signed by the President or Vice President and by the Secretary or Treasurer. The designation, preferences and other special rights of any class of stock and qualification, limitations or restrictions thereof shall be set forth in full and summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock.

                                     VIII.

                               TRANSFERS OF STOCK

                 Transfer of stock shall be made on the books of the Company by the holder thereof, in person or by attorney, upon the surrender and cancellation of certificates for like number of shares, but the Board of Directors shall have power and authority to make all such rules and regulations as they shall deem expedient concerning the issue, transfer and registration of





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certificates for shares of capital stock, and in particular may appoint a transfer agent and/or a registrar of transfers and may require all stock certificates to bear the signature of such transfer agent and/or of such registrar of transfers.

                                      IX.

                            REGISTERED STOCKHOLDERS

                 The Corporation shall be entitled to treat the holders of record of any share or shares of stocks as the holder in fact thereof, and accordingly shall not be bound to recognize any equity or any claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Michigan.

                                       X.

                                   DIVIDENDS

                 The Board of Directors may declare dividends from surplus or net profits of the Company from time to time, payable in such form as the Board may determine and adopt resolutions relative to the closing of the transfer books. The stock transfer book of the company shall be closed at least ten
(10) days before the Annual Meeting of stockholders and may be closed at the discretion of the Board of Directors for any period of time before the declaration and payment of any dividend deemed desirable.

                                      XI.

                               LOST CERTIFICATES

                 Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and the Board of Directors may, at its discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the corporation his bond in such sum as it may direct, not exceeding double the value of the stock to indemnify the corporation against any claim that may be had or made against it on account of the alleged loss of any such certificate; a new certificate of the same tenure and for the same number of shares as the number alleged to be lost or destroyed may be issued without requiring any bond, when, in the judgment of the Directors, it is proper to do so.





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                                      XII.

                                     CHECKS

                 All checks, drafts and notes of the corporation shall be signed by such officer or officers and such other person or persons as the Board of Directors from time to time may designate.

                                     XIII.

                                  FISCAL YEAR

                 The fiscal year of the Company shall begin July 1st in each year, and end June 30th.

                                      XIV.

                                    NOTICES

                 Whenever, under the provisions of these By-Laws, notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, telephone or telegram, and if by mail, by depositing the same, postage prepaid, in sealed wrapper in post office letter box addressed to such person, at the address appearing on the books of the corporation, or in default of such address to the last known address in the City where the party resides, and such notice shall be deemed to have been given at the time when the same was mailed or sent.

                 Any stockholder, director or officer may waive any notice required to be given under these By-Laws.

                                      XV.

                                   AMENDMENTS

                 These By-Laws may be altered or amended or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote at any regular meeting or any special meeting of stockholders called for that purpose or by the affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board.

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                           AMENDMENTS TO THE BY-LAWS
                                       OF
                               SICKINGER COMPANY
                           (effective August 4, 1981)





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                                  ARTICLE III

                             Stockholders Meetings

                 An additional paragraph is added as follows:
If and when all the Shareholders shall severally or collectively consent in writing to any action to be taken by the Corporation, such action shall be valid corporate action as though it had been authorized at a meeting of the Shareholders.

                                   ARTICLE V
                             Meetings of the Board
                 An additional paragraph is added as follows:
If and when all the Directors shall severally or collectively consent in writing to any action to be taken by the Corporation, such action shall be valid corporate action as though it had been authorized at a meeting of the Board of Directors.

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                           AMENDMENTS TO THE BY-LAWS
                                       OF
                               SICKINGER COMPANY
                         (effective September 11, 1995)

Article XIII is amended to read:
                 "The fiscal year of the Company shall begin January lst of each year and end December 31st."





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